Exhibit 23.2

SRCO, C.P.A., Professional Corporation Certified Public Accountants 18 Brownstone Court East Amherst NY 14051 U.S.A. Tel: 416 428 1391 & 416 671 7292 Fax: 905 882 9580 Email: info@srco.ca www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4/A of our report dated August 11, 2022 with respect to the audited consolidated financial statements of SensaSure Technologies, Inc. for the years ended April 30, 2022 and 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

Amherst, NY April 5 2024	/s/ SRCO, C.P.A., Professional Corporation SRCO, C.P.A., Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS